Exhibit 99.2

PacGate Law Group

百宸律师事务所

June 22, 2023

To:

Haoxin Holdings Limited (the “Company”)

Re: Legal Opinion

Dear Madams/Sirs,

We act as legal advisers of the People’s Republic of China (the “PRC,” for the purpose of this legal opinion (this “Opinion”), not including Hong Kong Special Administrative Region, Macau Special Administrative Region and Taiwan) to the Company in connection with (i) the proposed public offering (the “Offering”) of certain number of class A ordinary shares (the “Class A Ordinary Shares”), par value $0.0001 per share, of the Company, in accordance with the Company’s registration statement on Form F-1 (including all amendments or supplements thereto, the “Registration Statement”), filed by the Company with the United States Securities and Exchange Commission (the “Commission”) under the U.S. Securities Act of 1933, as amended, and (ii) the Company’s proposed listing of the Class A Ordinary Shares on the Nasdaq Capital Market.

We are qualified lawyers in the PRC and are authorized by the Ministry of Justice of the PRC to issue legal opinions on the PRC Laws (as defined below).

A.	Definitions

In addition to the terms defined in the context of this Opinion, the following capitalized terms used in this Opinion shall have the meanings ascribed to them as follows:

i.	“CSRC” means the China Securities Regulatory Commission.

ii.	“Governmental Agencies” means any national, provincial or local governmental, regulatory or administrative authority, court, arbitration commissions or any other judicial body of the PRC.

iii.	“Guidance Rules and Notice” means the Supporting Guidance Rules No. 1 through No. 5, Notes on the Trial Measures, Notice on Administration Arrangements for the Filing of Overseas Listings by Domestic Enterprises and relevant CSRC Answers to Reporter Questions circulated by CSRC on February 17, 2023 on CSRC’s official website.

PacGate Law Group

百宸律师事务所

iv.	“Material Adverse Effect” means the material and adverse effect, resulting from any event, circumstance, condition, occurrence or situation or any combination of the foregoing, upon the conditions (financial or otherwise), business, properties or results of operations or prospects of the Company and the PRC Subsidiaries taken as a whole.

v.	“M&A Rules” means the Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, which was issued by six PRC regulatory agencies, namely, the Ministry of Commerce, the State-owned Assets Supervision and Administration Commission, the State Administration for Taxation, the State Administration for Industry and Commerce, the CSRC and the State Administration for Foreign Exchange, on August 8, 2006 and became effective on September 8, 2006, as amended by the Ministry of Commerce on June 22, 2009.

vi.	“PRC Subsidiaries” means any and all of the companies as listed in Schedule I.

vii.	“PRC Laws” means all applicable national, provincial and local laws, regulations and rules of the PRC currently in effect and publicly available on the date of this Opinion.

viii.	“Prospectus” means the Prospectus contained in the Registration Statement and any Prospectus Supplement(s) thereto in connection with the Offering.

ix.	“Trial Measures” mean the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Enterprises issued by CSRC on February 17, 2023, which became effective on March 31, 2023.

B.	Documents and Assumptions

In rendering this Opinion, we have reviewed the Registration Statement including the Prospectus, and examined originals or copies of the due diligence documents provided to us by the Company and the PRC Subsidiaries, such other documents, corporate records and certificates issued by the Governmental Agencies and other instruments as we have deemed necessary or advisable for the purpose of rendering this Opinion (collectively, the “Documents”).

In reviewing the Documents and for the purpose of this Opinion, we have assumed without independent investigation that (“Assumptions”):

i.	All signatures, seals and chops are genuine, each signature on behalf of a party thereto is that of a person duly authorized by such party to execute the same, all Documents submitted to us as originals are authentic, and all Documents submitted to us as certified or photostatic copies conform to the originals;

ii.	Each of the parties to the Documents, other than the PRC Subsidiaries, (a) if a legal person or other entity, is duly organized and is validly existing in good standing under the laws of its jurisdiction of organization or incorporation, or (b) if an individual, has full capacity for civil conduct; each of them, other than the PRC Subsidiaries, has full power and authority to execute, deliver and perform its obligations under the Documents to which it is a party in accordance with the laws of its jurisdiction of organization or incorporation or the laws that it/she/he is subject to;

PacGate Law Group

百宸律师事务所

iii.	The Documents that were presented to us remain in full force and effect on the date of this Opinion and have not been revoked, amended or supplemented, and no amendments, revisions, supplements, modifications or other changes have been made, and no revocation or termination has occurred, with respect to any of the Documents after they were submitted to us for the purposes of this Opinion;

iv.	The laws of jurisdictions other than the PRC which may be applicable to the execution, delivery, performance or enforcement of the Documents are complied with; and

v.	All Documents which may affect our opinions herein have been provided to us and all factual statements made to us by the Company and the PRC Subsidiaries in connection with this Opinion are true, correct and complete in all aspects.

Based on our review of the Documents and subject to the Assumptions and the Qualifications set out herein, we are of the opinion that:

(1)	Each PRC Subsidiary has been duly organized and is validly existing as a limited liability company with legal person status under the PRC Laws and its business license and articles of association filed with competent Governmental Agency comply with the requirements of the applicable PRC Laws and are in full force and effect.

(2)	Except as disclosed in the Registration Statement, the Prospectus or any other public reports filed by the Company with the Commission (collectively, the “SEC Filings”), each of the PRC Subsidiaries has full corporate power and authority and has all necessary approvals, authorizations, consents and orders of and from relevant Governmental Agencies, which are required under the PRC Laws, to own, lease, license and use its properties and assets and conduct its business in the manner presently conducted and as described in the Registration Statement and the Prospectus, except where a lack of any such approval, authorization, consent and order would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. To the best of our knowledge after due inquiry, none of the PRC Subsidiaries is in violation of, or in default under, or has received notice of any proceedings relating to revocation or modification of, such approval, authorization, consent and order, except where such violation, default, revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect. To the best of our knowledge after due inquiry, the business as presently conducted by the PRC Subsidiaries and as provided in the Registration Statement and Prospectus is in compliance with all applicable PRC laws in all material aspects, except where any non-compliance would not, individually or in the aggregate, have or result in a Material Adverse Effect.

(3)	Except as disclosed in the SEC Filings, to the best of our knowledge after due inquiry, none of the PRC Subsidiaries has taken any action nor has any step been taken or legal or administrative proceedings been commenced or, threatened for the winding up, dissolution or liquidation of such PRC Subsidiaries, or for the suspension, withdrawal, revocation or cancellation of their business licenses.

PacGate Law Group

百宸律师事务所

(4)	Except as disclosed in the SEC Filings, to the best of our knowledge after due inquiry with the Company, including confirmation with the Company regarding information reflected in the Documents and available from public records of China Judgement Online and China Execution Information Online, none of the PRC Subsidiaries is in breach or violation of or in default, as the case may be, under (a) its articles of association and business license, or (b) any PRC Laws applicable to any of the PRC Subsidiaries, in all material aspects, except where such breach, violation or default does not, individually or in the aggregate, have a Material Adverse Effect.

(5)	The recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law based either on treaties between PRC and the country where the judgment is made or on principles of reciprocity between jurisdictions. PRC does not have any treaties or other form of reciprocal arrangements with the United States or the Cayman Islands that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, courts in the PRC will not enforce a foreign judgment against the Company or its directors and officers if they decide that the judgment violates the basic principles of PRC law or national sovereignty, security or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States or the Cayman Islands.

(6)	Except as disclosed in the SEC Filings, to the best of our knowledge after due inquiry with the Company, including confirmation with the Company regarding information reflected in the Documents and available from public records of China Judgement Online and China Execution Information Online, there are no legal, governmental, administrative or arbitrative proceedings before any court of the PRC pending against, or involving the properties or business of, any of the PRC Subsidiaries or to which any of the properties of any of the PRC Subsidiaries located within the PRC is subject, if determined adversely to such PRC Subsidiary, would have a Material Adverse Effect.

(7)	The M&A Rules, among other things, purport to require an offshore special purpose vehicle controlled directly or indirectly by PRC companies or individuals and formed for purposes of overseas listing through acquisition of PRC domestic interests held by such PRC companies or individuals to obtain the approval of the CSRC prior to the listing and trading of such special purpose vehicle’s securities on an overseas stock exchange. On September 21, 2006, the CSRC published on its official website procedures regarding its approval of overseas listings by special purpose vehicles. However, the CSRC has not issued any currently-effective definitive rules or interpretations concerning whether offerings such as the Offering are subject to the CSRC approval procedures under the M&A Rules. Based on our understanding of the PRC Laws (including the M&A Rules), except as specified below in Section (8) and as disclosed in the Registration Statement (including the disclosures made in connection with the Trial Measures and Guidance Rules and Notice), a prior approval from the CSRC is not required for the Offering because (i) the CSRC currently has not issued any currently-effective definitive rule or interpretation concerning whether offerings under the prospectus are subject to the M&A Rules; and (ii) Ningbo Haoxin International Logistics Co., Ltd. was a then existing foreign-invested entity and not a domestic company as defined by the M&A Rules before being acquired by Haoxin HongKong Limited. However, uncertainties still exist as to how the M&A Rules will be interpreted or implemented and our opinion stated above is subject to any new laws, rules and regulations or detailed implementations and interpretations in any form relating to the M&A Rules.

PacGate Law Group

百宸律师事务所

(8)	Under the Trial Measures and Guidance Rules and Notice, the domestic companies that have already submitted an application for an initial public offering (the “IPO Application”) to overseas supervision administrations but have not obtained the approval from overseas supervision administrations or stock exchanges for the IPO Application prior to March 31, 2023 may arrange for the filing with the CSRC in connection with their IPO Application within a reasonable time period, and should complete the filing procedure before such companies’ overseas issuance and listing. Based on our understanding of the Trial Measures and Guidance Rules and Notice, the Offering will be identified as an indirect overseas issuance and listing of the PRC Subsidiaries under the Trial Measures and the Company shall fulfill the filing procedure with the CSRC in accordance with the Trial Measures before the consummation of the Offering.

(9)	The statements set forth under the caption “Taxation” in the Registration Statement insofar as they constitute statements of the PRC Laws, are accurate in all material respects.

(10)	To the best of our knowledge after due and reasonable inquiry, the statements in the Prospectus in the cover page as well as under the captions “Prospectus Summary,” “Risk Factors,” “Enforceability of Civil Liabilities,” “Use of Proceeds,” “Business,” “Chinese Laws and Regulations,” ” Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Taxation,” and “Legal Matters” and elsewhere insofar, to the extent that such statements describe or summarize PRC legal or regulatory matters, or documents, agreements or proceedings governed by PRC Laws, are true, accurate and correct in all material respects, and fairly present or fairly summarize in all material respects the PRC legal and regulatory matters, documents, agreements or proceedings referred to therein; and such statements do not contain an untrue statement of a material fact, and do not omit to state any material fact necessary to make the statements, in light of the circumstances under which they were made, not misleading.

This Opinion expressed above is subject to the following qualifications (the “Qualifications”):

i.	This Opinion is limited to the PRC Laws of general application on the date hereof. We have made no investigation of, and do not express or imply any views on, the laws of any jurisdiction other than the PRC.

ii.	The PRC Laws referred to herein are laws and regulations publicly available and currently in force on the date hereof and there is no guarantee that any of such laws and regulations, or the interpretation or enforcement thereof, will not be changed, amended or revoked in the future with or without retrospective effect.

iii.	This Opinion is subject to the effects of (i) certain legal or statutory principles affecting the enforceability of contractual rights generally under the concepts of public interest, social ethics, national security, good faith, fair dealing, and applicable statutes of limitation; (ii) any circumstance in connection with formulation, execution or performance of any legal documents that would be deemed materially mistaken, clearly unconscionable, fraudulent, coercionary or concealing illegal intentions with a lawful form; (iii) judicial discretion with respect to the availability of specific performance, injunctive relief, remedies or defenses, or calculation of damages; and (iv) the discretion of any competent PRC legislative, administrative or judicial bodies in exercising their authority in the PRC.

PacGate Law Group

百宸律师事务所

iv.	This Opinion is issued based on our understanding of the current PRC Laws. For matters not explicitly provided under the current PRC Laws, the interpretation, implementation and application of the specific requirements under the PRC Laws are subject to the final discretion of competent PRC legislative, administrative and judicial authorities, and there can be no assurance that the Government Agencies will ultimately take a view that is not contrary to our opinion stated above.

v.	Unless otherwise stated herein, this Opinion is issued solely based on the Documents we have received from the Company and the PRC Subsidiaries readily available as of the date hereof, and/or deemed necessary for any subsequent SEC Filings or CRSC compliance, except that we may rely, as to matters of fact (but not as to legal conclusions), to the extent we deem proper, on certificates and confirmations of responsible officers of the Company and the PRC Subsidiaries and Governmental Agencies.

vi.	This Opinion is intended to be used in the context which is specifically referred to herein.

vii.	As used in this Opinion, the expression “to the best of our knowledge” or similar language with reference to matters of fact refers to the current actual knowledge of the attorneys of this firm who have worked on matters for the Company in connection with the Offering. We have not undertaken any independent investigation to determine the existence or absence of any fact, and no inference as to our knowledge of the existence or absence of any fact shall be drawn from our representation of the Company or the rendering of this Opinion.

This Opinion is rendered solely to you for the purpose hereof only and may not be issued, quoted or disclosed to any other party for any other purpose without our prior written consent.

This Opinion is given for the benefit of the addressee hereof, and without our express prior written consent, may not be relied upon by any person or entity other than the addressee. Save as provided herein, this Opinion shall not be quoted nor shall a copy be given to any person without our express prior written consent except where such disclosure is required to be made by the applicable law or is requested by the Commission or any other regulatory agencies.

We hereby consent to the use of this Opinion in, and the filing hereof as an exhibit to the Registration Statement, and to the reference to our firm’s name in the cover page of the Registration Statement on Form F-1, as well as under the captions “Prospectus Summary”, “Risk Factors”, “Enforceability of Civil Liabilities”, “Taxation,” “Chinese Laws and Regulation” and “Legal Matters” in the Registration Statement. We do not thereby admit that we fall within the category of the persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the regulations promulgated thereunder.

Yours faithfully,

By:	/s/ PacGate Law Group
PacGate Law Group

Schedule I

List of PRC Subsidiaries

No.	Full Name	Shareholder(s)	Shareholding Percentage
1.	Ningbo Haoxin International Logistics Co., Ltd. (宁波昊鑫国际物流有限公司)	Haoxin HongKong Limited	100%
2.	Zhejiang Haoxin Logistics Co., Ltd. (浙江昊鑫物流有限公司)	Ningbo Haoxin International Logistics Co., Ltd. (宁波昊鑫国际物流有限公司)	100%
3.	Shenzhen Haiyue Freight Co., Ltd. (深圳市海跃货运有限公司)	Ningbo Haoxin International Logistics Co., Ltd. (宁波昊鑫国际物流有限公司)	100%
4.	Shenzhen Longanda Freight Co., Ltd. (深圳市龙安达货运有限公司)	Shenzhen Haiyue Freight Co., Ltd. (深圳市海跃货运有限公司)	100%